                                                                     EXHIBIT 4.5


                              CAIS INTERNET, INC.
                           1255 22/ND/ STREET, N.W.
                            WASHINGTON, D.C.  20037


                            STOCKHOLDERS AGREEMENT



                               FEBRUARY 19, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1   Corporate Governance...........................................  1
            1.1  Number of Directors; Charter and By-Laws..................  1
            1.2  Board Representation......................................  1
            1.3  Covenant to Vote..........................................  2
            1.4  Removal of Directors......................................  2
            1.5  Vacancies.................................................  3
            1.6  Restrictions on Other Agreements..........................  3
            1.7  Acknowledgment............................................  3
            1.8  Termination of Section 1 Provisions.......................  3

SECTION 2   Access to Information..........................................  4
            2.1  Financial Information.....................................  4
            2.2  Inspection................................................  5
            2.3  Termination of Section 2 Provisions.......................  6

SECTION 3   Restrictions on Transferability of Securities..................  6
            3.1  Restrictions on Transferability...........................  6
            3.2  Restrictive Legend........................................  6
            3.3  Notice of Proposed Transfers..............................  7
            3.4  Permitted Transfers.......................................  7
            3.5  First Offer Rights........................................  7
            3.6  Closing; Deliveries.......................................  9
            3.7  Prohibited Transfers...................................... 10
            3.8  Termination of Section 3 Provisions....................... 10

SECTION 4   Tag-Along Rights............................................... 10
            4.1  Right to Participate in Sale.............................. 10
            4.2  Stockholder Allotments.................................... 10
            4.3  Terms of Sale............................................. 11
            4.4  Sale Notice............................................... 11
            4.5  Tag-Along Notice.......................................... 11
            4.6  Stop Transfer............................................. 12
            4.7  Exempt Transfers.......................................... 12
            4.8  Termination of Covenants.................................. 12

SECTION 5   Registration Rights............................................ 13
            5.1  Requested Registration.................................... 14
            5.2  Company Registration...................................... 16
            5.3  Registration on Form S-3.................................. 16
            5.4  Relationship to Other Registration Rights................. 16
            5.5  Expenses of Registration.................................. 17

                                                                        PAGE
                                                                        ----
        5.6  Registration Procedures...................................  17
        5.7  Indemnification...........................................  17
        5.8  Information by Holder.....................................  19
        5.9  Rule 144 Reporting........................................  19
       5.10  Transfer of Registration Rights...........................  19
       5.11  Standoff Agreement........................................  19
       5.12  Termination of Registration Rights........................  20

SECTION 6    Miscellaneous.............................................  20
        6.1  Governing Law.............................................  20
        6.2  Jurisdiction; Jury Trial Waiver...........................  20
        6.3  Survival..................................................  20
        6.4  Successors and Assigns....................................  20
        6.5  Entire Agreement; Amendment...............................  20
        6.6  Notices, etc..............................................  21
        6.7  Delays or Omissions.......................................  21
        6.8  Counterparts..............................................  21
        6.9  Severability..............................................  21
       6.10  Titles and Subtitles......................................  21
       6.11  Certain Definitions.......................................  22

                              CAIS INTERNET, INC.

                             STOCKHOLDERS AGREEMENT


     This Stockholders Agreement (this "Agreement"), dated as of February 19,
                                        ---------
1999, by and among (i) CAIS Internet, Inc., a Delaware corporation (the "Company"), (ii) the purchasers of the Company's Series A Shares (as defined
 -------
below) listed on the signature pages hereto (collectively the "Purchasers," and
                                                               ----------
each individually a "Purchaser"), and (iii) those other stockholders of the
                     ---------
Company (the "Existing Stockholders") listed on the signature pages hereto.
              ---------------------
Certain capitalized terms used herein are as defined in Section 6.11.

                                    RECITALS
                                    --------

     WHEREAS, concurrent with the execution hereof, the Company and the Purchasers are entering into a Series A Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") whereby the Purchasers will acquire an
                ------------------
aggregate of 2,827,168 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Series A Shares"), and warrants (the "Warrants") to
                           ---------------                       --------
purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and
 ------------

     WHEREAS, the Existing Stockholders own all of the 9,965,505 issued and outstanding shares of the Common Stock and all of the issued and outstanding shares of the Company's Series B Preferred stock, par value $.01 per share (the "Series B Shares"); and
 ---------------

     WHEREAS, as a further inducement to and a condition of the investment by the Purchasers in the Company, the Company and the Existing Stockholders have agreed to enter into this Agreement to grant the Purchasers the rights provided herein;

     NOW, THEREFORE, in consideration of the promises of the parties set forth herein and in the Purchase Agreement, the parties hereby covenant and agree as follows:


                                   SECTION 1

                              CORPORATE GOVERNANCE
                              --------------------

     1.1. NUMBER OF DIRECTORS; CHARTER AND BY-LAWS. The Company shall be
          ----------------------------------------
governed by a Board of Directors consisting of at least six, but not more than eight, members.

     1.2. BOARD REPRESENTATION. The following procedures shall govern the
          --------------------
nomination of directors of the Company:

          (a) For so long as the Existing Stockholders or their permitted successors and assigns shall own not less than 1,108,518 Series B Shares and/or shares of Common Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), the Existing Stockholders (and their permitted transferees and assigns) holding a majority of the Series B Shares and Common Stock held by all of the Existing Stockholders (and their permitted transferees and assigns) (the "Majority Existing Stockholders") shall be entitled to designate five
      ------------------------------
persons as nominees to the Company's Board of Directors.

          (b) For so long as the Purchasers or their permitted successors and assigns shall own not less than 282,717 Series A Shares and/or shares of Conversion Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), the Purchasers (and their permitted transferees and assigns) holding a majority of the Series A Shares and Conversion Stock held by all of the Purchasers (and their permitted transferees and assigns) (the "Majority Purchasers") shall be entitled to designate one
                   -------------------
person as a nominee to the Company's Board of Directors. The person so designated shall, upon election as a director, be appointed as a member of the Audit Committee, the Compensation Committee and any Executive Committee of the Board of Directors (in each case to the extent consistent with applicable legal or stock exchange requirements). The Company shall reimburse the nominee of the Majority Purchasers for all documented costs and expenses incurred thereby in connection with his services as a director of the Company.

     1.3. COVENANT TO VOTE.  Each of the Stockholders agrees to vote, in person
          ----------------
or by proxy, all of the shares of Common Stock and Preferred Stock owned by such Stockholder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders with respect to the election of directors, in favor of the election of the directors nominated in accordance with Section 1.2 hereof. Each Stockholder shall vote the shares of Common Stock and Preferred Stock owned by such Stockholder and shall take all actions necessary to ensure that the Certificate of Incorporation and By-Laws of the Company do not at any time conflict with the provisions of this Agreement.

     1.4. REMOVAL OF DIRECTORS.
          --------------------

          (a)  Except as otherwise provided in this Section 1.4 or in Section
1.5 hereof, each Stockholder agrees not to take any action to remove, with or without cause, any director of the Company. Notwithstanding the foregoing, (i) the Majority Existing Stockholders shall at all times have the right to recommend the removal, with or without cause, of the directors nominated by them pursuant to Section 1.2(a) hereof; and (ii) the Majority Purchasers shall at all times have the right to recommend the removal, with or without cause, of any director nominated by them pursuant to Section 1.2(b) hereof.

     (b) In the event that either the Majority Existing Stockholders or the Majority Purchasers shall determine to recommend the removal of any director as provided in Section 1.4(a) hereof, then each of the Stockholders hereby agrees to join in causing the Company either to hold a special meeting of stockholders or to act by consensual written consent of stockholders and to vote, in person or by proxy, their shares of Preferred Stock and Common Stock at such meeting or pursuant to such consensual written consent of stockholders, as the case may be, in favor of such removal.

     1.5. VACANCIES.     In the event a vacancy is created on the Board of
          ---------
Directors by reason of the death, resignation or removal (in accordance with Section 1.4 above) of any director, the remaining members of the Board of Directors shall meet within 30 days after the date such vacancy occurs for the purpose of electing a director to fill such vacancy in accordance with the nomination procedures set forth in Section 1.2 hereof. In the event the remaining members of the Board of Directors fail to nominate a director to fill any such vacancy within such 30-day period or in the event the remaining members of the Board of Directors fill such vacancy otherwise than in accordance with the nomination procedures set forth in Section 1.2 above, each of the Stockholders hereby agrees to cause the Company to hold a special meeting of stockholders and to vote his, her or its shares of Preferred Stock and Common Stock at such meeting, in person or by proxy, in favor of removing, if necessary, any director elected to fill such vacancy otherwise than in accordance with Section 1.2 above and filling such vacancy in accordance with the procedures in Section 1.2 above. In the event that the party entitled to nominate a director to fill any such vacancy at such special meeting of stockholders shall fail to nominate a director, such vacancy shall be filled by the vote of a majority of the shares of Preferred Stock and Common Stock then outstanding.

     1.6. RESTRICTIONS ON OTHER AGREEMENTS.     No Stockholder shall grant any
          --------------------------------
proxy or enter into or agree to be bound by any voting trust with respect to the Preferred Stock or Common Stock, nor shall the Company or any Stockholder enter into any agreement or arrangement of any kind with any person with respect to the Preferred Stock or Common Stock, on terms inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Preferred Stock or Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of Preferred Stock or Common Stock. Notwithstanding the foregoing, Ulysses G. Auger, Sr. (or any trust of which Ulysses G. Auger, Sr. is the trustee to which his Series B Shares and/or shares of Common Stock are transferred in accordance herewith) and Ulysses G. Auger, II may enter into an agreement whereby Ulysses G. Auger, II shall be entitled to vote all Common Stock and Series B Shares held by Ulysses
G. Auger, Sr. (or such trust) in the event of the incapacity or other inability of Ulysses G. Auger, Sr. to vote such stock (subject to the provisions of this Section 1). The Existing Stockholders and the Company hereby represent and warrant that they are not currently parties to any agreement or other arrangement prohibited by the foregoing provisions of this Section 1.6.

     1.7  ACKNOWLEDGMENT.  The Purchasers in their capacity as the holders of
          --------------
all of the outstanding Series A Shares, hereby acknowledge and agree that they have approved the annual budget of the Company for 1999 in the form previously furnished by the Company to the Purchasers.

     1.8. TERMINATION OF SECTION 1 PROVISIONS.  The agreements contained in this
          -----------------------------------
Section 1 shall terminate and be of no further force and effect on the date of the occurrence of a Series A Mandatory Conversion Event (as defined in the Certificate of Incorporation).

                                   SECTION 2

                             ACCESS TO INFORMATION
                             ---------------------

     2.1  FINANCIAL INFORMATION.
          ---------------------

          (a) Within 90 days after the end of each fiscal year, the Company shall deliver to each Stockholder audited consolidated balance sheets of the Company and its subsidiaries, as of the end of such fiscal year, and audited consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (b) Within 45 days after the end of each quarterly accounting period in each fiscal year of the Company, the Company shall deliver to each Stockholder a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

          (c) The Company shall deliver the following materials to each Stockholder that, at such time as such materials are required to be delivered, holds at least 122,850 Series A Shares, Series B Shares and/or shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization): (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto); (ii) at least 30 days prior to the beginning of each month a monthly budget and operating plan for such month (but the foregoing requirement shall not apply for any month regarding which the Company's management reasonably anticipates there will be no material divergences from the amounts budgeted therefor in the annual budget); (iii) within 30 days after the end of each month, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such month, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), subject to changes resulting from year-end audit adjustments; (iv) promptly after the occurrence thereof and in any event within five business days after each occurrence, notice of any material adverse change in the business, assets (including, without limitation, intellectual property rights and other intangible assets), management, operations or financial condition of the Company; (v) within 30 days after the end of every second month, a management report describing the current status of the company and its operations and prospects; (vi) promptly upon receipt, publication, commencement or occurrence provide to each Purchaser copies of (A) all material consulting reports relating to the Company's strategic plans, (B) notices of all material actions, suits or proceedings, (C) all material accountant's reports to management, and (D) such other information as the Company shall make available to its directors or shareholders or the Purchasers shall reasonably request.

          (d) For purposes of determining the minimum holdings pursuant to this
Section 2.1, any Stockholder which is a partnership shall be deemed to hold any Series A Shares, Series B Shares and/or Common Stock originally purchased by such Stockholder from the Company, and subsequently distributed to partners of such Stockholder, but which have not been resold by such partners. If the partnership is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership by delivering a single copy of each report to the partnership as agent for the constituent partners.

          (e) The rights granted pursuant to this Section 2.1 may not be assigned or otherwise conveyed by the Stockholders, or by any subsequent transferee of any such rights, without the prior written consent of the Company except as authorized in this Section. After giving notice to the Company, a Stockholder, without the Company's consent, may assign the rights granted pursuant to this Section 2.1 to any transferee, other than a competitor of the Company, who acquires at least 122,850 Series A Shares, Series B Shares and/or shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). If any Stockholder which is a partnership dissolves, such partnership may assign the rights granted pursuant to this Section 2.1 to its constituent partners without restriction hereunder.

     2.2  INSPECTION.   The Company will also permit each Purchaser and its
          ----------
authorized representatives, at all reasonable times and as often as reasonably requested, to visit and inspect, at the cost and expense of such Purchaser, any of the properties of the Company, to inspect its books and records and to make extracts therefrom, and to discuss the affairs, finances and accounts of the Company with its officers and consult with and advise the officers of the Company as to the management of the Company, provided that the Purchasers shall conduct all such inspections in a manner that is not unreasonably disruptive to the employees or operations of the Company. The Purchasers covenant and agree that they shall maintain the confidentiality of all nonpublic information related to the business of the Company made available to them and/or any of their representatives by the Company ("Confidential Company Information"). The
                                       --------------------------------
Purchasers further covenant and agree that they shall not disclose any Confidential Company Information to any person or entity, other than their partners, officers, directors, employees, attorneys, accountants and other agents with a legitimate need for such information (which individuals and entities the Purchasers shall cause to comply with this Section 2.2), except as required by law, without the prior written consent of the Company. The Purchasers agree that violation of this Section 2.2 would cause immediate and irreparable damage to the business of the Company, and consent to the entry of immediate and permanent injunctive relief for any violation hereof.

     2.3  TERMINATION OF SECTION 2 PROVISIONS.  The agreements set forth in this
          -----------------------------------
Section 2 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

                                   SECTION 3

                        RESTRICTIONS ON TRANSFERABILITY
                        -------------------------------

     3.1  RESTRICTIONS ON TRANSFERABILITY.  The Restricted Securities held by
          -------------------------------
the Stockholders shall not be sold, assigned, pledged or otherwise transferred
except upon the conditions specified in this Section 3.   Each Stockholder will
cause any proposed purchaser, assignee, pledgee or transferee of any Restricted Securities held by such Stockholder to agree to take and hold such securities subject to the applicable provisions of this Agreement, and any purported sale, assignment, pledge or other transfer in violation of the provisions of this
Section 3 shall be void and of no force and effect.

     3.2  RESTRICTIVE LEGEND.  Each certificate representing (i) the Series A
          ------------------
Shares, (ii) the Warrants, (iii) the Conversion Stock, if any, (iv) the Common Stock and Series B Shares held by the Existing Stockholders and their transferees and assigns, and (v) any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any other agreement between the Stockholder and the Company or under applicable state securities laws):

               The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration unless the company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act.

               The securities represented by this certificate are subject to a certain stockholders agreement by and among the company and the stockholders thereof, which stockholders agreement imposes certain restrictions upon the transfer of such securities. the company will provide a copy of such stockholders agreement to the holder of this certificate upon request.

Each Stockholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order
to implement the restrictions on transfer established in this Section 3.   Each
certificate evidencing the Restricted Securities transferred pursuant to this
Section 3 shall bear, except if such transfer is made pursuant to Commission Rule 144, the appropriate restrictive legend set forth above.

     3.3  NOTICE OF PROPOSED TRANSFERS.  Prior to any proposed sale, assignment,
          ----------------------------
transfer or pledge of any Restricted Securities (a "Transfer"), and unless there
                                                    --------
is in effect a registration statement under the Securities Act covering the proposed Transfer, the prospective transferor shall give written notice to the Company (a "Transfer Notice") of such holder's intention to effect such
            ---------------
Transfer. Each such Transfer Notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, including the identity of the proposed transferee and the consideration, if any, to be paid in connection therewith. The Transfer Notice shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed Transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission Staff to the effect that the proposed Transfer without registration will not result in a recommendation by the Commission Staff that action be taken with respect thereto. The Company will not require opinions of counsel for transactions made pursuant to Commission Rule 144 except in unusual circumstances.

     3.4  PERMITTED TRANSFERS.
          -------------------

          (a) Subject to the limitations of Section 3.7, the following Transfers (the "Permitted Transfers") shall be permitted under this Agreement, and shall
      -------------------
not be subject to the provisions of Section 3.5 or Section 4: (i) transfers not involving a change in beneficial ownership; (ii) transfers in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners; (iii) any transfer by the holder to (A) any individual or entity controlled by, controlling or under common control with, such holder, (B) any individual or entity with respect to which such holder (or any person controlled by, controlling or under common control with, such holder) has the power to direct investment decisions or (C) any person who is the spouse of, or a lineal ancestor or descendent of, such holder, or a trust, partnership or limited liability company all the beneficiaries of which are one or more such persons, or (iv) in transactions in compliance with Commission Rule 144; provided, however, that, if, after such Transfer is made, such securities continue to be Restricted Securities, then as a condition to the Transfer (1) the party receiving such Restricted Securities shall agree in writing to be bound by the terms of this Agreement applicable to the Existing Stockholders or Purchasers, as the case may be, as if such transferee were an original party hereto and (2) any such Restricted Securities shall continue to be subject to this Agreement.

          (b) No Transfer pursuant to this Section 3.4 shall be permitted (and any such Transfer shall be void and of no effect) unless and until (i) the requirements of Section 3.3 are satisfied and (ii) if such Transfer is to a Third Party, such Third Party shall agree in writing, in form and substance satisfactory to the Company, to become bound, and becomes bound, by all the terms of this Agreement.

     3.5  FIRST OFFER RIGHTS.
          ------------------

          (a) Subject to the limitations of Section 3.7, the Purchasers and their respective permitted successors and assigns (the "First Offerees") shall
                                                        --------------
be entitled to a right of first offer with respect to any Restricted Securities proposed to be transferred by any Stockholder (other than pursuant to a Permitted Transfer) on the terms and conditions set forth in this Section 3.5; provided, however, that any Tag-Along Sale (as defined below) shall not be subject to the provisions of this Section 3.5.

          (b) Promptly after the Company receives a Transfer Notice from any Stockholder (a "Section 3.5 Seller") relating to a proposed Transfer of
                ------------------
Restricted Securities subject to this Section 3.5, the Company shall transmit a copy of such Transfer Notice to each

First Offeree. For purposes of this Section 3.5, such Transfer Notice shall constitute a "First Offer Notice," and the Restricted Securities subject to such
              -------------------
Transfer Notice shall comprise the "Offered Shares."
                                    --------------

          (c) Within ten Washington, D.C. business days after the delivery of the First Offer Notice by the Section 3.5 Seller to each First Offeree, each First Offeree may, by notice in writing to the Company and the Section 3.5 Seller, elect to purchase all or any portion of the Offered Shares at the price and on the terms set forth in the First Offer Notice (the "First Offer Price").
                                                           -----------------
If the First Offerees in the aggregate elect to purchase more than the total number of Offered Shares then available for purchase, the right to purchase such Offered Shares shall be allocated to each such First Offeree first in proportion to (i) the record ownership of shares of Common Stock (including for purposes of this Section 3.5(c) all Common Stock issuable pursuant to the Series A Shares and the Warrants on an as-converted basis) of such First Offeree relative to
(ii) the aggregate number of shares of Common Stock held of record by all First Offerees (including for purposes of this Section 3.5(c) all Common Stock issuable pursuant to the Series A Shares and the Warrants on an as-converted basis) and, in the event any Offered Shares are unallocated following the foregoing allocation, such unallocated Offered Shares shall be allocated to each such First Offeree in proportion to (x) the number of Offered Shares such First Offeree originally elected to purchase relative to (y) the aggregate number of Offered Shares all such First Offerees originally elected to purchase; provided, however, that in no event shall such allocation result in any First Offeree being required to purchase in the aggregate more Offered Shares than such First Offeree originally elected to purchase.

          (d) In the event the First Offerees in the aggregate do not elect to purchase all Offered Shares then available for purchase by the First Offerees, the Company may, by notice in writing to each First Offeree and the Section 3.5 Seller, for a period of ten Washington, D.C. business days following the expiration of the 15-day period referred to in Section 3.5(c) above, elect to purchase all or any portion of such remaining Offered Shares at the First Offer Price.

          (e) In the event any Offered Shares remain unpurchased following the termination of the ten business day period referred to in Section 3.5(d) above, then the Section 3.5 Seller shall have 120 days following the termination of such ten business day period within which to consummate the sale of all of the remaining Offered Shares to a Third Party at a price per share in cash equal to or greater than the First Offer Price and on other terms no more favorable to the Purchaser than as set forth in the First Offer Notice. In the event the proposed purchase price of a Third Party for the remaining Offered Shares is less than the First Offer Price, the Section 3.5 Seller shall not Transfer any of such remaining Offered Shares at such lower price (the "Reoffer Price")
                                                           -------------
unless the Section 3.5 Seller shall have first re-offered such remaining Offered Shares to each of the First Offerees by giving written notice (the "Reoffer
                                                                    -------
Notice") to each First Offeree advising such First Offeree of the Section 3.5
------
Seller's intention to sell such remaining Offered Shares at the Reoffer Price. Within ten Washington, D.C. business days after the delivery of the Reoffer Notice, each First Offeree and the Company may, by notice in writing to the Company and the Section 3.5 Seller, elect to purchase all or any portion of such remaining Offered Shares at the Reoffer Price exercisable in the same order of priority, proportion and manner set forth in Sections 3.5(c) and 3.5(d) above. If such sale to a Third Party is not consummated within such 120-day period (or, if later, within 30 days after such Reoffer Notice), such Section 3.5 Seller may not Tranfer any Restricted Securities for a period of 90 days pursuant to this Section 3.5, and thereafter only after complying with the provisions of this Section 3.5. No Transfer to a Third Party pursuant to this Section 3.5(e) shall be permitted (and any such Transfer shall be void and of no effect) unless and until such Third Party shall agree in writing, in form and substance satisfactory to the Company, to become bound, and becomes bound, by all the terms of this Agreement.

     3.6. CLOSING; DELIVERIES.
          -------------------

          (a) The closing of the purchase of any Offered Shares pursuant to
Section 3.5 shall take place at the principal office of the Company on the tenth Washington, D.C. business day after the expiration of the last notice period applicable to such purchase. At such closing, each purchaser of Offered Shares shall deliver to the Section 3.5 Seller, against delivery of certificates representing the Offered Shares being acquired by such purchaser, a certified check or checks in an amount equal to the product of (i) the number of Offered Shares being purchased by such purchaser and (ii) the First Offer Price or the Reoffer Price, as the case may be.

          (b) Notwithstanding anything to the contrary contained in this Section 3.6, the Company shall not be obligated to purchase any Offered Shares it has elected to purchase under Section 3.5 hereof to the extent that the purchase thereof would violate any law or statute or any order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court of governmental authority applicable to the Company or any of its subsidiaries.

          (c) In the event the Company is not obligated to purchase all or any portion of the Offered Shares it has elected to purchase under Section 3.5 above by reason of paragraph (b) above, the Company shall promptly deliver written notice to the Section 3.5 Seller which notice shall specify the number of Offered Shares that the Company is not obligated to purchase. For a period of 60 days following the receipt of such notice, the Section 3.5 Seller may sell such unpurchased Offered Shares to any other First Offeree approved by the Board of Directors upon the same terms and subject to the same conditions which would apply to a purchase of such Offered Shares by the Company. In the event the
Section 3.5 Seller shall fail to consummate such a sale with respect to all such unpurchased Offered Shares within such 60-day period, the Company shall purchase such number of unpurchased Offered Shares that it is permitted to purchase under paragraph (b) above and the Company shall designate one or more Stockholders or Third Parties as the purchaser or purchasers of such remaining Offered Shares and, in the event the Company shall fail to designate such a purchaser or purchasers, the Section 3.5 Seller may sell any remaining unpurchased Offered Shares (i) to any Stockholder or (ii) to a Third Party without complying with the provisions of Section 3.5 above. No such Transfer shall be permitted (and any such Transfer shall be void and of no effect) unless and until (i) the requirements of Section 3.3 are satisfied and (ii) if such Transfer is to a Third Party, such Third Party shall agree in writing, in form and substance satisfactory to the Company, to become bound, and becomes bound, by all the terms of the Agreement.

     3.7  PROHIBITED TRANSFERS.  Notwithstanding any other provision of this
          --------------------
Section 3, no Stockholder shall Transfer any Restricted Securities in a Transfer subject to this Section 3 either

(a) to any person that is a direct or indirect competitor of the Company without the prior written consent of the Company, which may be granted or withheld in the absolute discretion of the Company or (b) for a period of three years from the date of this Agreement, except pursuant to a Permitted Transfer.

     3.8  TERMINATION OF SECTION 3 PROVISIONS.  The agreements set forth in this
          -----------------------------------
Section 3 shall terminate and be of no further force and effect at such time as the Company is required to file reports pursuant to Section 13 or 15 of the Exchange Act.

                                   SECTION 4

                                TAG-ALONG RIGHTS
                                ----------------

     4.1  RIGHT TO PARTICIPATE IN SALE.   A Stockholder shall not sell, transfer
          ----------------------------
or otherwise dispose of any Series A Shares or Common Stock held by such Stockholder (other than pursuant to a Permitted Transfer) pursuant to any transaction or series of transactions involving such Stockholder and substantially the same group of selling Stockholders (the "Sellers") and the
                                                           -------
same purchaser or substantially the same group of purchasers (other than pursuant to a Permitted Transaction), if as a result thereof such purchaser or group of purchasers would acquire beneficial ownership of a majority of the outstanding Common Stock (including for such purpose all Common Stock issuable upon conversion of the Series A Shares on an as-converted basis) (a "Tag-Along
                                                                     ---------
Sale"), unless each other Stockholder is provided with the opportunity to sell
----
its Stockholder's Allotment (as defined below) on substantially the same terms and conditions offered to the Seller and in accordance with the provisions of this Section 4. The rights of co-sale granted to the Stockholders pursuant to this Section 4 are herein referred to as the "Tag-Along Rights."
                                              ----------------

     4.2  STOCKHOLDER ALLOTMENTS.  The number of Series A Shares and shares of
          ----------------------
Common Stock that any Stockholder will be entitled to include in such Tag-Along Sale (the "Stockholder's Allotment"), shall be determined by multiplying (i) the
           -----------------------
total number of Series A Shares and/or shares of Common Stock proposed to be sold or otherwise disposed of pursuant to the Tag-Along Sale, by (ii) a fraction, the numerator of which shall equal the aggregate number of Series A Shares and/or shares of Common Stock owned by such Stockholder as of the close of business on the day immediately preceding the Notice Date (as defined below) and any shares of Common Stock issuable upon exercise of Warrants which such Stockholder advises the Company in its Tag-Along Notice (as defined below) will be exercised on or prior to closing of the Tag-Along Sale, and the denominator of which shall equal the sum of the aggregate number of Series A Shares and/or shares of Common Stock owned by all of the Stockholders on such date and any shares of Common Stock issuable upon exercise of Warrants which all such Stockholders advise the Company in their respective Tag-Along Notices will be exercised on or prior to closing of the Tag-Along Sale.

     4.3  TERMS OF SALE.   Any Tag-Along Sale of Series A Shares and/or shares
          -------------
of Common Stock by a Stockholder as a result of the Tag-Along Rights granted to Stockholders pursuant to this Section 4 shall be on the same terms and conditions as the proposed Tag-Along Sale by the Sellers.

     4.4  SALE NOTICE.   The Sellers participating in a Tag-Along Sale shall
          -----------
promptly provide each Stockholder with written notice (the "Sale Notice") not
                                                            -----------
more than 60 nor less than 30 days prior to the proposed date of the Tag-Along Sale (the "Sale Date"). In order to facilitate the prompt delivery of the Sale
           ---------
Notice, the Company hereby covenants to provide the Sellers participating in a Tag-Along Sale access to the stock record books of the Company. Each Sale Notice shall set forth: (i) the name and address of each proposed transferee or purchaser of Series A Shares and/or shares of Common Stock in the Tag-Along Sale; (ii) the name and address of each Seller participating in the Tag-Along Sale and the number of Series A Shares and/or shares of Common Stock proposed to be transferred or sold by each such Seller; (iii) the proposed amount and form of consideration to be paid for such Series A Shares and/or shares of Common Stock and the terms and conditions offered by each proposed transferee or purchaser; (iv) the number of Series A Shares and/or shares of Common Stock held of record as of the close of business on the day immediately preceding the day the Sale Notice is sent (the "Notice Date") by the Stockholder to whom the
                              -----------
notice is sent, and the aggregate number of Series A Shares and/or shares of Common Stock outstanding as of the close of business on the day immediately preceding the Notice Date; (v) the aggregate number of Series A Shares and/or shares of Common Stock held of record as of the close of business on the day immediately preceding the Notice Date by the Sellers; (vi) the Stockholder's Allotment assuming each Stockholder elected to sell the maximum number of Series A Shares and/or shares of Common Stock possible; (vii) confirmation that the proposed purchaser or transferee has been informed of the Tag-Along Rights provided for herein, and an offer from such purchaser or transferee to purchase each Stockholder's Allotment on the same terms and conditions set forth in the Sale Notice in accordance with the terms hereof; and (viii) the Sale Date.

     4.5  TAG-ALONG NOTICE.  Each Shareholder that wishes to participate in the
          ----------------
Tag-Along Sale shall provide written notice (or oral notice confirmed in writing (the "Tag-Along Notice") to the Sellers participating in the Tag-Along Sale no
      ----------------
less than ten days prior to the Sale Date. The Tag-Along Notice shall set forth the number of Series A Shares and/or shares of Common Stock that such Stockholder elects to include in the Tag-Along Sale, which shall not exceed the Stockholders' Allotment. The Tag-Along Notice shall also specify the aggregate number of additional Series A Shares and/or shares of Common Stock owned of record as of the close of business on the day immediately preceding the Notice Date by such Stockholder, if any, which such Stockholder desires also to include in the Tag-Along Sale (the "Additional Shares") in the event there is any under-
                            -----------------
subscription by the Stockholders for the entire amount of the Stockholders' Allotments. In the event there is an under-subscription by the Stockholders for the entire amount of the Stockholders' Allotments, the Sellers participating in the Tag-Along Sale shall apportion the unsubscribed Stockholders' Allotments to Stockholders whose Tag-Along Notices specified an amount of Additional Shares, which apportionment shall be on a pro rata basis among such Stockholders in accordance with the number of Additional Shares specified by all such Stockholders in their Tag-Along Notices. The Tag-Along Notices given by the Stockholders shall constitute their binding agreements to sell such Series A Shares and/or shares of Common Stock on the terms and conditions offered in the Sale Notice and accepted in the Tag-Along Notice. If the proposed transferee or purchaser does not consummate the purchase of all of such shares on the same terms and conditions offered in the Sale Notice and accepted in the Tag-Along Notice, then neither the Seller (nor any of its Affiliates) shall consummate the Sale of any of their shares to such transferee or purchaser, unless the shares of the Stockholders and the Sellers are reduced or limited pro rata in proportion to the respective number of shares actually sold in any such Tag-Along Sale.

     If the Tag-Along Notice is not received by the Sellers participating in the Tag-Along Sale from a Stockholder prior to the ten-day period specified above, the Sellers shall have the right to sell or otherwise transfer the number of Series A Shares and/or shares of Common Stock specified in the Sale Notice to the proposed purchaser or transferee without any participation by such Stockholder (subject to the right of other Stockholders to sell Additional Shares in the event of an under-subscription by Stockholders, as described above), but only on terms and conditions with respect to the consideration (or other materials terms and conditions which a reasonable investor would consider significant to the decision to include shares in a Tag-Along Sale) paid by the purchasers no more favorable in any material respect to Sellers than as stated in the Sale Notice to the Stockholders and only if such Tag-Along Sale occurs on a date within 60 business days of the Sale Date.

     4.6  STOP TRANSFER.  The Company agrees not to effect any transfer of
          -------------
Series A Shares and/or shares of Common Stock by any Stockholder until it has received evidence reasonably satisfactory to it that the Tag-Along Rights provided to the other Stockholders pursuant to this Section 4, if applicable to such transfer, have been complied with and satisfied in all respects.

     4.7  EXEMPT TRANSFERS.   The provisions of this Section 4 shall not apply
          ----------------
to (i) any bona fide underwritten offering of Common Stock pursuant to an effective registration statement under the Securities Act, or (ii) any merger, asset sale or other transaction subject to the vote of stockholders of the Company and in which all holders of Common Stock are treated in substantially the same fashion.

     4.8  TERMINATION OF COVENANTS.   The agreements set forth in this Section 4
          ------------------------
shall terminate and be of no further force and effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.



                                   SECTION 5

                              REGISTRATION RIGHTS
                              -------------------

     5.1  REQUESTED REGISTRATION.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than that number of shares of Registrable Securities which would result in an anticipated aggregate offering price, net of underwriting discounts and commissions, greater than $2,000,000, the Company will:

          (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

          Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.1:

                (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                (B) prior to six months after the effective date of the Company's first registered public offering of its Common Stock;

                (C) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Commission Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                (D) after the Company has effected three such registrations pursuant to this Section 5.1(a), and such registrations have been declared or ordered effective; or

                (E) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future (in which case the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not exercise this deferral right more than once per 12-month period).

          (b)   Underwriting.  In the event that a registration pursuant to this
                ------------
Section 5.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 5.1(a)(i).  In such event, the
right of any Holder to registration pursuant to Section 5.1(b) shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Prior to excluding any Registrable Securities from any underwriting pursuant to this paragraph, the Company shall exclude from such underwriting all securities that are not Registrable Securities.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     5.2  COMPANY REGISTRATION.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time the
               ----------------------
Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or other compensatory plans or arrangements, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof, and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Piggyback Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and the Company may reduce the Registrable Securities to be included in such registration to the extent the underwriters deem necessary; provided, however, that any Registrable Securities held by the Piggyback Holders proposed to be included in the registration and underwriting shall be reduced to zero prior to any reductions with respect to Registrable Securities held by any other Holders. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.


     5.3  REGISTRATION ON FORM S-3.
          ------------------------

          (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this
Section 5.3 in any 12-month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 5.3(b) shall be applicable to each registration initiated under this Section 5.3.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) prior to the Company's first registered public offering of its stock; (iii) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days of receipt of such request (other than with respect to a registration statement relating to a Commission Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iv) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Commission Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (v) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company may not exercise this deferral right more than once in any 12-month period.

     5.4  RELATIONSHIP TO OTHER REGISTRATION RIGHTS.
          -----------------------------------------

          (a) From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder (except for the rights granted pursuant to the last sentence of the penultimate paragraph of Section 5.1, to which the new registration rights will be subordinate), or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted to Holders hereunder.

          (b) The registration rights granted pursuant to this Section 5, including standoff obligations, are subordinate to the registration rights granted by the Company pursuant to that certain Warrant Registration Rights Agreement dated as of September 4, 1998 by and among the Company, Cleartel Communications, Inc., CAIS, Inc. and ING (U.S.) Capital Corporation, a copy of which the Company has previously made available to each Purchaser.

     5.5  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
          ------------------------
connection with (i) three registrations pursuant to Section 5.1 and (ii) all registrations pursuant to Section 5.2 and Section 5.3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     5.6  REGISTRATION PROCEDURES.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 5, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the Registration Statement has been completed; and

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     5.7  INDEMNIFICATION.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on gross negligence or willful misconduct by such Holder.

          (c) Each party entitled to indemnification under this Section 5.7 (the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     5.8  INFORMATION BY HOLDER.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such

Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

     5.9  RULE 144 REPORTING.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to the Stockholder (so long as the Stockholder owns any Restricted Securities) forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Commission Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Stockholder to sell any such securities without registration.

     5.10 TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the Company to
          -------------------------------
register securities granted Stockholders under Sections 5.1, 5.2 and 5.3 may be assigned to any permitted transferee or assignee of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Stockholders.

     5.11 STANDOFF AGREEMENT.  In connection with any public offering of the
          ------------------
Company's securities, the Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

     5.12 TERMINATION OF REGISTRATION RIGHTS.  The registration rights granted
          ----------------------------------
pursuant to Section 3 shall terminate as to each Holder at such time as a public market for the Company's Common Stock exists and all Registrable Securities held by such Holder may, in the opinion of counsel to the Company (which opinion shall be addressed and rendered to such Holder), be sold within a given three-month period pursuant to Commission Rule 144.

                                   SECTION 6

                                 MISCELLANEOUS
                                 -------------

     6.1  GOVERNING LAW.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of Delaware, excluding the conflicts of law provisions thereof.

     6.2  JURISDICTION; JURY TRIAL WAIVER.    The parties hereto hereby
          -------------------------------
irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware with respect to any action or proceeding arising out of this Agreement or in any way arising herefrom or relating hereto. THE PARTIES HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY ANY PARTY AGAINST ANY OTHER PARTY ARISING ON, OUT OF OR BY REASON OF THIS AGREEMENT, ANY ALLEGED TORTIOUS CONDUCT BY ANY PARTY OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE RELATIONSHIP BETWEEN THE PARTIES.

     6.3  SURVIVAL.  The covenants and agreements made herein shall survive any
          --------
investigation made by the Stockholders and the closing of the transactions contemplated hereby.

     6.4  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.5  ENTIRE AGREEMENT; AMENDMENT.  This Agreement, the Purchase Agreement
          ---------------------------
and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the holders of a majority of the issued and outstanding Series A Shares may, with the Company's prior written consent, waive, modify or amend on behalf of all holders of Series A Shares, any provisions hereof governing the rights and obligations of such holders hereunder; and provided further, that the holders of a majority of the issued and outstanding Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all holders of Registrable Securities any provisions hereof governing the rights and obligations of such holders hereunder.

     6.6  NOTICES, ETC.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder, at such

Stockholder's address, as shown on the stock records of the Company, or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the cover page of this Agreement, or at such other address as the Company shall have furnished to the Stockholders in writing, and addressed to the attention of the President. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     6.7  DELAYS OR OMISSIONS.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     6.8  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     6.9  SEVERABILITY.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     6.10 TITLES AND SUBTITLES.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     6.11 CERTAIN DEFINITIONS.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Affiliate" means, with respect to a Person, any other Person that,
           ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

          "Board of Directors" means the Board of Directors of the Company in
           ------------------
office at the applicable time as elected in accordance with the provisions of
Section 1 of this Agreement.

          "By-Laws" means the by-laws of the Company, as amended from time to
           -------
time.

          "Certificate of Incorporation" means the certificate of incorporation
           ----------------------------
of the Company, as amended from time to time.

          "Closing Date" means the date of the first purchase and sale of Series
           ------------
A Shares and Warrants pursuant to the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission or any other
           ----------
federal agency at the time administering the Securities Act.

          "Conversion Stock" means the Common Stock issued or issuable pursuant
           ----------------
to conversion of the Series A Shares or upon exercise of the Warrants.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" means (i) any Stockholder holding Registrable Securities
           ------
(including for purposes of this definition only, Series A Shares) and (ii) any person holding Registrable Securities to whom the rights under Section 5 have been transferred in accordance with Section 5.10 hereof.

          "Initiating Holders" means Chancery Lane, L.P. and its permitted
           ------------------
successors and assigns as Holders of Registrable Securities (including for purposes of this definition only, Series A Shares) requesting that Registrable Securities owned thereby be included in a registration statement pursuant to
Section 5.1 or 5.3.

          "Person" means an individual, corporation, partnership, trust, or
           ------
unincorporated organization, or a government or any agency or political subdivision thereof.

          "Piggyback Holders" means any Holders requesting that Registrable
           -----------------
Securities owned thereby be included in a registration statement pursuant to
Section 5.2.

          "Preferred Stock" means the Series A Shares and the Series B Shares,
           ---------------
collectively.

          "Registrable Securities" means the Conversion Stock and any Common
           ----------------------
Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the

Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" means all expenses, except as otherwise stated
           ---------------------
below, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

          "Restricted Securities" means the securities of the Company required
           ---------------------
to bear the legend set forth in Section 3.2 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

          "Stockholders" means the Purchasers, the Existing Stockholders, the
           ------------
holders of any Conversion Stock, the holders of any Common Stock issuable upon conversion of the Series B Shares and any other person that shall hereafter acquire Restricted Securities pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement.

          "Third Party" means any Person which, at the time of reference
           -----------
thereto, is not a party to this Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     The foregoing Agreement is hereby executed as of the date first above written

                              "COMPANY"

                              CAIS INTERNET, INC.,
                              a Delaware corporation

                              By:   /s/ Ulysses G. Auger, II
                                    -------------------------
                                    Ulysses G. Auger, II,
                                    Chief Executive Officer


                              "PURCHASERS"

                              CHANCERY LANE, L.P.

                              By:  RTA Associates, L.L.C., General Partner


                              By: /s/ R. Theodore Ammon
                                  ---------------------
                                  R. Theodore Ammon, Managing Member


                              CAIS-SANDLER PARTNERS, L.P.


                              By: /s/ John Kornreich
                                  ------------------
                                  John Kornreich, General Partner



[SIGNATURE PAGE OF STOCKHOLDERS AGREEMENT]
[SIGNATURES CONTINUE ON NEXT PAGE]

                                    "EXISTING STOCKHOLDERS"


                                    /s/ R. Theodore Ammon
                                    -----------------------------------
                                    R. Theodore Ammon


                                    /s/ Ulysses G. Auger, II
                                    ----------------------------------------
                                    Ulysses G. Auger, II



                                    /s/ Ulysses G. Auger, Sr.
                                    ---------------------------------------
                                    Ulysses G. Auger, Sr.


                                    The James Frederick Auger Trust
                                    The Ulysses George Hawthorne
                                        Auger III Trust
                                    The Annabel-Rose Auger Trust
                                    The Nicholas William Randolph
                                        Auger Trust
                                    The Alexander Robert Auger Trust
                                    The Gregory Ulysses Auger, III Trust
                                    The Bridgette Kathryn Auger Trust
                                    The Vassiliki Illias Auger Economides
                                        Trust
                                    The Constandina Francisca Auger
                                        Economides Trust
                                    The Constandinos Franciscos Auger
                                        Economides Trust


                                    By: /s/ James Pedas
                                        ----------------------------------
                                        James Pedas, Trustee
                                        (as to each Trust)